Exhibit 10.1

AMENDMENT NO. 7 TO LEASE

THIS AGREEMENT made this 22nd day of July, 2011, by and between EWE WAREHOUSE INVESTMENTS V, LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2841-2931 Old State Route 73, Wilmington, Ohio 45177.

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated May 13, 1993, as amended June 19, 2001, April 24, 2003, November 11, 2006, October 13, 2009, February 5, 2010 and May 20, 2010, and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the term and revise rent.

NOW THEREFORE, the Lease is amended as follows.

1. Article 1. TERM. shall be revised as follows.

Effective December 1, 2011, the term of this Lease shall be extended for an additional one (1) year, for a total term of nineteen (19) years, two (2) months, commencing October 1, 1993 and ending November 30, 2012, both dates inclusive.

2. Lessee warrants that Lessee has accepted and is now in possession of the Leased Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

3. Article 3. RENT. shall be revised as follows.

For the period commencing December 1, 2011 and ending November 30, 2012, the Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FOUR HUNDRED SIXTY-ONE THOUSAND EIGHT HUNDRED TWENTY-THREE AND 96/100 DOLLARS ($461,823.96) which shall be paid in equal monthly installments of THIRTY-EIGHT THOUSAND FOUR HUNDRED EIGHTY-FIVE AND 33/100 DOLLARS ($38,485.33), due and payable on the first day of each month, in advance, without demand.

Checks should be made payable to EWE Warehouse Investments V, Ltd. and sent c/o Easton & Associates, 10165 N.W. 19th Street, Miami, Florida 33172. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor, at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid.

4. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 22nd day of July, 2011, as to Lessee and this 27th day of July, 2011, as to Lessor.

Signed and acknowledged	Lessor:	EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:		By:	MV Realty, Inc.
		Its:	Managing Agent

/S/ KELLI L. WILSON		By:	/S/ BARBARA J. GILMORE
Barbara J. Gilmore
KELLI L. WILSON			Authorized Signer
Print Name

/S/ KATHLEEN NELMS

KATHLEEN NELMS
Print Name

	LESSEE:	MERRIMACK SERVICES CORPORATION
dba PC CONNECTION SERVICES

/S/ LINDA JACKSON		By:	/S/ ROBERT A. PRATT
LINDA JACKSON		Title:	VP Facilities&Site Services
Print Name

/S/ MICHELLE GAUTHIER

MICHELLE GAUTHIER
Print Name

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 27th day of July, 2011, by Barbara J. Gilmore, Authorized Signer of MV Realty, Inc., Managing Agent of EWE WAREHOUSE INVESTMENTS V, LTD., on behalf of said company.

/S/ SHARON L. RISLUND
Notary Public

STATE OF NH, COUNTY OF Hillsborough, SS:

The foregoing instrument was acknowledged before me this 22nd day of July, 2011, by Robert Pratt, the VP of Facilities of MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, a corporation on behalf of said corporation.

/S/ DOLORES R COLLINS
NOTARY PUBLIC

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